UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 12, 2016

Citigroup Commercial Mortgage Trust 2016-GC36
(Exact name of issuing entity)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
Starwood Mortgage Funding I LLC

(Exact name of sponsors as specified in their charters)

Delaware	333-207132-01	86-1073506
(State or other jurisdiction of incorporation of depositor)	(Commission File Number of issuing entity)	(IRS Employer Identification No. of depositor)

390 Greenwich Street New York, New York	10013
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code   (212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K/A (the “February 18, 2016 Form 8-K/A”), filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2016, with respect to Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36, as and to the extent described below. The purpose of this amendment is to replace the version of the pooling and servicing agreement previously filed as Exhibit 4.1 (the “Pooling and Servicing Agreement”) to the February 18, 2016 Form 8-K/A with the version attached to this Form 8-K/A as Exhibit 4.1, which contains a few conforming and corrective revisions to the previously filed version. Effective upon the filing of this Form 8-K/A, Exhibit 4.1 to the February 18, 2016 Form 8-K/A is replaced and superseded in its entirety by Exhibit 4.1 to this Form 8-K/A.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1		Pooling and Servicing Agreement, dated as of February 1, 2016, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer and as certificate administrator, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Wilmington Trust, National Association, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2016	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

	By:	/s/ Paul Vanderslice
Name: Paul Vanderslice
Title: President

CGCMT 2016-GC36 – Form 8-K/A

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

4.1	Pooling and Servicing Agreement, dated as of February 1, 2016, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer and as certificate administrator, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Wilmington Trust, National Association, as trustee.	(E)